UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2013

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2013, The Hackett Group, Inc. (the “Company”) issued a press release setting forth its consolidated financial results for the second fiscal quarter of 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: August 6, 2013	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hackett Group, Inc., dated August 6, 2013.

Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or

The Hackett Group Announces Second Quarter 2013 Results

•	Q2 2013 revenue of $59.0 million and pro forma EPS of $0.13 cents, exceed guidance
•	Hackett Group announces it intends to repurchase $35.75 million of stock through tender offer

MIAMI, FL – August 6, 2013 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and business transformation consulting firm, today announced its financial results for the second quarter of 2013, which ended June 28, 2013.

Second quarter 2013 revenue was $59.0 million, up 8% sequentially and 2% from the same period in 2012. Pro forma diluted earnings per share were $0.13, up 18% when compared to $0.11 for the same period in 2012. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.09 for the three months ended June 28, 2013, as compared to $0.12 in the same period in 2012. Excluding the impact of the accounting for deferred taxes in 2012, GAAP diluted earnings per share would have been $0.08 for the three months ended June 29, 2012.

The Company also announced that it intends to launch a modified "Dutch auction" tender offer to purchase up to 5.5 million shares of its common stock, at a price ranging from $5.75 to $6.50. The tender offer would allow the Company to repurchase approximately 17% of its outstanding common shares at the high-end of the pricing range. The Company intends to pay for the share repurchase from the expansion of its credit facility.

"The strong US demand for our services allowed us to exceed both revenue and pro forma EPS guidance," stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  "I am also pleased to see that our operating execution and our sound balance sheet provide us with the opportunity to launch a $35.75 million tender offer that enables us to return capital to shareholders while maintaining the flexibility to continue to pursue our growth initiatives."

At the end of the second quarter of 2013, the Company's cash balances were $11.3 million. During the quarter the Company paid down $5.5 million of its credit facility, leaving a $15.0 million balance at quarter end. Additionally, during the second quarter of 2013, cash was utilized to repurchase 124 thousand shares of its common stock at an average cost of $4.80 per share, for a total of $594 thousand. The Company's remaining repurchase authorization at the end of the second quarter of 2013 was $5.0 million.

Based on the current economic outlook, the Company estimates total revenue for the third quarter of 2013 to be in the range of $57.0 million to $59.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.11 to $0.13.

Other Highlights

REL 1000 Working Capital Research - New research from REL Consultancy, a division of The Hackett Group, and CFO Magazine found that the ability of companies to generate cash from operations deteriorated in 2012, as the opportunity for working capital improvement at 1,000 of the largest U.S. public companies rose dramatically, topping $1 trillion for the first time.

The research, which examines the ability of companies to collect from customers, manage inventory, and pay suppliers, found that as revenue grew by 5% in 2012, profitability -- as measured by EBIT margin decreased. At the same time, working capital levels increased by 6%, to levels 25% higher than three years ago. Actual Days Working Capital remained flat, however cash conversion efficiency deteriorated for the second year in a row, indicating that companies are taking longer to convert sales into cash.  In addition, free cash flow, which is a key indicator of the health of corporate cash flows and represents the cash companies are able to generate after laying out money to maintain or expand their asset base, fell by 14% year over year, indicating poor cash flow management.

Finance Key Issues Research - New Finance Key Issues research from The Hackett Group found that despite continued cuts in staffing and budgets this year, finance organizations are compelled to respond to the challenges and opportunities presented by the new "borderless business environment". The new study details how finance leaders are forging ahead with high-value analytics and business partnering programs while continuing to work on reducing operational costs.

HR Key Issues Research - New HR Key Issues research from The Hackett Group found that in the face of significant staff and budget reductions, HR executives face continuing pressure and new challenges in 2013, driven in part by the new "borderless business environment." According to The Hackett Group's research, leaders are focusing on several HR strategy issues for 2013: process improvement, including cost reduction and standardization of processes, data, technology and organizational culture; improving the effectiveness of talent management; obtaining more value from data to enable better decisions; and expanding the use of technology.

Best Practices Conference  - Over 225 senior-level executives from the world's most respected brands attended The Hackett Group's 2013 North American Best Practices Conference, "Borderless Business: Integrating the Enterprise for Sustainable Success," in Miami on May 20-22. The conference focused on how companies are addressing the opportunities and challenges of today's global economy. This year's best practices conference brought together speakers from 17 of the world’s most successful companies, including CEOs, CFOs, CIOs, and leaders in procurement, human resources, and global business services from: Becton, Dickinson and Company; Citigroup; Coca Cola Refreshments USA; Cytec Industries; FedEx; Fidelity Investments; General Electric; General Mills; Hertz; Kimberly-Clark; Kronos; Lennox International; Meritor; MetLife; Office Depot; SAP AG; and TE Connectivity.

On Tuesday, August 6, 2013, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Second Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 6, 2013 and will run through 5:00 P.M. ET on Tuesday, August 20, 2013. To access the rebroadcast, please dial (800) 925-0562. For International callers, please dial (203) 369-3629.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 6, 2013 and will run through 5:00 P.M. ET on Tuesday, August 20, 2013. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

For additional information on The Hackett Group, please visit our website at www.thehackettgroup.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and business transformation consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 8,500 benchmarking engagements, executives use The Hackett Group's empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett ERP Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,500 major corporations and government agencies, including 97% of the Dow Jones Industrials, 84% of the Fortune 100, 87% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at .

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions, interest rates and our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility, as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Revenue:
Revenue before reimbursements	$52,341	$51,469	$101,212	$100,513
Reimbursements	6,620	6,495	12,098	11,534
Total revenue	58,961	57,964	113,310	112,047

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses
(includes $863 and $759 and $1,686 and $1,517 of stock compensation expense in
the quarters and six months ended June 28, 2013 and June 29, 2012, respectively)	33,363	32,167	65,405	62,727
Reimbursable expenses	6,620	6,495	12,098	11,534
Total cost of service	39,983	38,662	77,503	74,261

Selling, general and administrative costs
(includes $782 and $679 and $1,481 and $1,186 of stock compensation expense in the
quarters and six months ended June 28, 2013 and June 29, 2012, respectively)	13,893	14,819	27,193	29,326
Total costs and operating expenses	53,876	53,481	104,696	103,587
Income from operations	5,085	4,483	8,614	8,460
Other income (expense):
Interest income	3	8	4	17
Interest expense	(125)	(247)	(267)	(274)
Income from continuing operations before income taxes	4,963	4,244	8,351	8,203
Income tax expense	2,033	406	3,392	514
Income from continuing operations	2,930	3,838	4,959	7,689
Income (loss) from discontinued operations	-	7	(71)	(311)
Net income	$2,930	$3,845	$4,888	$7,378

Basic net income per common share:
Income per common share from continuing operations	$0.10	$0.13	$0.16	$0.23
Income (loss) per common share from discontinued operations	-	-	-	(0.01)
Net income per common share	$0.10	$0.13	$0.16	$0.22

Diluted net income per common share:
Income per common share from continuing operations	$0.09	$0.12	$0.16	$0.22
Income (loss) per common share from discontinued operations	-	-	(0.00)	(0.01)
Net income per common share	$0.09	$0.12	$0.15	$0.21

Weighted average common shares outstanding:
Basic	30,532	29,290	30,412	33,907
Diluted	32,251	31,509	31,862	35,724

Pro forma data (1):
Income from continuing operations before income taxes	$4,963	$4,244	$8,351	$8,203
Stock compensation expense	1,645	1,438	3,167	2,703
Amortization of intangible assets	151	137	301	274
Pro forma income before income taxes	6,759	5,819	11,819	11,180
Pro forma income tax expense	2,704	2,328	4,728	4,472
Pro forma net income	$4,055	$3,491	$7,091	$6,708

Pro forma basic net income per common share	$0.13	$0.12	$0.23	$0.20
Weighted average common shares outstanding	30,532	29,290	30,412	33,907

Pro forma diluted net income per common share	$0.13	$0.11	$0.22	$0.19
Weighted average common and common equivalent shares outstanding	32,251	31,509	31,862	35,724

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense and results from discontinued operations and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 28, 2013	December 28, 2012

ASSETS
Current assets:
Cash and cash equivalents	$10,811	$16,906
Accounts receivable and unbilled revenue, net	35,601	36,869
Deferred tax asset, net	3,858	4,741
Prepaid expenses and other current assets	3,357	2,335
Total current assets	53,627	60,851

Restricted cash	522	683
Property and equipment, net	13,082	12,859
Other assets	1,232	1,598
Goodwill, net	75,247	76,220
Non-current deferred tax asset, net	-	1,710
Total assets	$143,710	$153,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,076	$7,711
Accrued expenses and other liabilities	22,825	26,484
Current portion of long-term debt	-	2,895
Total current liabilities	27,901	37,090
Long-term deferred tax liability, net	666	-
Long-term debt	15,026	22,105
Total liabilities	43,593	59,195

Shareholders' equity	100,117	94,726
Total liabilities and shareholders' equity	$143,710	$153,921

Page 6 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 28, 2013	March 29, 2013	June 29, 2012
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$47,659	$43,612	$50,104
ERP Solutions (3)	11,302	10,737	7,860
Total revenue	$58,961	$54,349	$57,964

Revenue Concentration:
(% of total revenue)
Top customer	3%	4%	5%
Top 5 customers	16%	14%	14%
Top 10 customers	24%	23%	23%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	735	719	749
Total headcount	926	906	956
Days sales outstanding (DSO)	55	56	55
Cash provided by (used in) operating activities (in thousands)	$5,720	$(547)	$10,109
Depreciation (in thousands)	$461	$499	$491
Amortization (in thousands)	$151	$150	$137

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$358	$329	$379

ERP Solutions:
ERP Solutions consultant utilization rate (3)	83%	75%	71%
ERP Solutions gross billing rate per hour (3)	$130	$137	$122

Share Repurchase Plan:
Shares purchased in the quarter (in thousands)	124	-	-
Cost of shares repurchased in the quarter (in thousands)	$594	$-	$-
Average price per share of shares purchased in the quarter	$4.80	$-	$-
Remaining authorization (in thousands)	$4,963	$556	$556

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, which is currently SAP.